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                                                                    EXHIBIT 12.1
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

                                                           VIATEL
                                             RATIO OF COMBINED FIXED CHARGES AND
                                          PREFERRED SECURITIES DIVIDENDS TO EARNINGS

                                                FOR THE YEARS ENDED DECEMBER 31,
                               ------------------------------------------------------------------
                                                                                        PRO FORMA
                                 1995       1996       1997       1998        1999        1999
                               --------   --------   --------   ---------   ---------   ---------
                                                     (DOLLARS IN THOUSANDS)
Earnings Section 229.503(d)(1)
  Net loss...................  $(28,476)  $(38,375)  $(43,044)  $(127,304)  $(217,836)  $(217,836)
  Fixed Charges..............     9,681     11,426     13,056      86,402     150,848     202,771
  Preferred Dividends........                                      (3,301)     (1,341)    (15,291)
  Interest--Capitalized......      (508)       (67)      (164)     (3,322)    (10,075)    (10,075)
                               --------   --------   --------   ---------   ---------   ---------
                               $(19,303)  $(27,016)  $(30,152)  $ (47,525)  $ (78,404)  $ (40,431)
                               ========   ========   ========   =========   =========   =========
Fixed Charges
  Section 229.503(d)(1)
  Interest--Expensed*........  $  8,856   $ 10,848   $ 12,450   $  79,177   $ 137,409   $ 175,382
  Interest--Capitalized......       508         67        164       3,322      10,075      10,075
  Preferred Dividends........                                       3,301       1,341      15,291
  Lease Expense...............      317        511        442         602       2,023       2,023
                               --------   --------   --------   ---------   ---------   ---------
                               $  9,681   $ 11,426   $ 13,056   $  86,402   $ 150,848   $ 202,771
                               ========   ========   ========   =========   =========   =========
Ratio of Combined Fixed
  Charges and Preferred
  Securities Dividends to
  Earnings**.................     (0.50)     (0.42)     (0.43)      (1.82)      (1.92)      (5.02)
                               ========   ========   ========   =========   =========   =========

                               FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                               --------------------------------------
                                                           PRO FORMA
                                  1999         2000          2000
                               ----------   -----------   -----------
                                       (DOLLARS IN THOUSANDS)
Earnings Section 229.503(d)(1)
  Net loss...................  $(130,831)   $(399,286)    $(399,286)
  Fixed Charges..............    107,050      200,612       216,039
  Preferred Dividends........     (1,341)     (22,232)      (26,146)
  Interest--Capitalized......     (7,112)     (17,096)      (17,096)
                               ---------    ---------     ---------
                               $ (32,234)   $(238,002)    $(226,489)
                               =========    =========     =========
Fixed Charges
  Section 229.503(d)(1)
  Interest--Expensed*........  $  97,344    $ 157,689     $ 169,202
  Interest--Capitalized......      7,112       17,096        17,096
  Preferred Dividends........      1,341       22,232        26,146
  Lease Expense..............      1,253        3,595         3,595
                               ---------    ---------     ---------
                               $ 107,050    $ 200,612     $ 216,039
                               =========    =========     =========
Ratio of Combined Fixed
  Charges and Preferred
  Securities Dividends
  to Earnings**..............      (3.32)       (0.84)        (0.95)
                               =========    =========     =========
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------------------------
* Includes accretion of senior discount notes and amortization of debt issue costs.

** The ratio of combined fixed charges and preferred securities dividends to earnings is calculated as fixed charges divided by earnings. Fixed charges consist of interest on indebtedness, dividends on preferred securities and one-third of lease expense.